SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
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                               SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of
                         the Securities Exchange Act of 1934

                             Filed by the Registrant  [X]
                   Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy             [X]  Definitive Proxy
               Statement                           Statement
          [ ]  Definitive Additional         [ ]  Soliciting Materials
               Materials                          Pursuant to
          [ ]  Confidential, for use of           Section 240.14a-11(c)
               the Commission Only                or Section 240.14a-12
               (as permitted by
               Rule 14a-6(e)(2))


                             COVER-ALL TECHNOLOGIES INC.
          -----------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)

          -----------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement
                              if other than Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ]  Fee computed on table below per Exchange Act
               Rules 14a-6(i)(4) and 0-11.

               1)   Title of each class of securities to which transaction
                    applies:
                             --------------------------

               2)   Aggregate number of securities to which transaction
                    applies:
                            ---------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

                    -------------------------------------------------------

               4)   Proposed maximum aggregate value of transaction:
                                                                    -------

               5)   Total fee paid:
                                   ----------------------------------------

          [ ]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:
                                           --------------------------------

               2)   Form, Schedule or Registration Statement No:
                                                                -----------

               3)   Filing Party:
                                 ------------------------------------------

               4)   Date Filed:
                               --------------------------------------------

                             COVER-ALL TECHNOLOGIES INC.


             BRIAN MAGOWAN
          Chairman of the Board and Chief Executive Officer


                                                             April 30, 1998


          To All Cover-All Stockholders:

             I cordially invite you to attend the Annual Meeting of Stockholders which will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on Thursday, June 18, 1998 at 9:00 a.m., local time.

             The annual election of directors will take place at the Meeting. Personal information about the nominees for the Board of Directors as well as information about the functions of the Board and its committees are contained in the Proxy Statement.

             Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to complete, sign, date and mail the accompanying form of Proxy in the enclosed envelope provided for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Meeting in person. The Proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Meeting. The prompt return of the Proxy will be of assistance in preparing for the Meeting and your cooperation in this respect will be greatly appreciated.

             Please read the formal notice of the Meeting and the Proxy Statement carefully. For those of you who cannot be present at the Meeting, I urge you to participate by completing, signing and returning your Proxy in the enclosed envelope. Your vote is important, and the management of Cover-All Technologies Inc. appreciates the cooperation of stockholders in directing Proxies to vote at the Meeting.

                                           Sincerely,

                                           BRIAN MAGOWAN,
                                             Chairman of the Board and
                                               Chief Executive Officer

                             COVER-ALL TECHNOLOGIES INC.

                                 --------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 --------------------


          TO THE STOCKHOLDERS OF COVER-ALL TECHNOLOGIES INC.:

             The Annual Meeting of Stockholders (the "Meeting") of Cover-All Technologies Inc., a Delaware corporation (the "Company"), will be held on June 18, 1998 at 9:00 a.m., local time, at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, to consider and act upon the following:

             1. To elect a class of directors consisting of two directors to serve for a term of three years or until their successors shall have been duly elected and qualified ("Proposal No. 1").

             2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

             Stockholders of record at the close of business on April 27, 1998, which is the record date for the Meeting, are entitled to receive notice of, and to vote at, the Meeting and at any adjournment thereof. A Proxy and a Proxy Statement for the Meeting are enclosed.

             All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please complete, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors of the Company, to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may revoke their Proxies and vote their shares in person.

                                       By Order of the Board of Directors


                                       ANN F. MASSEY
                                         Secretary

          Date:  April 30, 1998

          -----------------------------------------------------------------

          IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

          -----------------------------------------------------------------

                             COVER-ALL TECHNOLOGIES INC.

                                 --------------------

                                   PROXY STATEMENT
                            ANNUAL MEETING OF STOCKHOLDERS
                                    JUNE 18, 1998

                                 --------------------


                                       GENERAL


             This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of Proxies by the Board of Directors of Cover-All Technologies Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on June 18, 1998 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

             The principal executive offices of the Company are located at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is April 30, 1998.


                         VOTING SECURITIES AND VOTE REQUIRED

             Stockholders of record as of the close of business on April 27, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof. As of the Record Date, there is only one class of voting securities of the Company outstanding, that being Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming a quorum is present, the nominees for director receiving a plurality of the votes cast at the Meeting shall be elected.

             With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect except that votes
                                                         ------
          withheld will be counted toward determining the presence of a quorum for the transaction of business.

             Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except
                                                                   ------
          the election of directors. With respect to proposals other than the election of directors, abstentions will have the effect of a negative vote. A broker "non-vote" will have no effect on the outcome of any other proposals. The treatment of abstentions and broker "non-votes" is consistent with applicable Delaware law and the Company's By-Laws.

             As of April 27, 1998, 16,978,022 shares of the Company's Common Stock were issued and outstanding.

                                  VOTING OF PROXIES

             Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, whether or not the stockholder attends in person. When the enclosed form of Proxy is properly signed, dated and returned, the shares represented will be voted by the persons named as Proxies in accordance with the stockholder's direction. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. The enclosed Proxy confers discretionary authority to vote with respect to the transaction of such other business of a procedural nature or incidental to the Meeting as may properly come before the Meeting. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote Proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment. Any stockholder executing a form of Proxy may revoke that Proxy or may submit a revised form of Proxy at any time before it is voted. A stockholder may also vote by ballot at the Meeting, thereby canceling any Proxy previously returned.


                            SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

             The following table contains information as of March 31, 1998 as to the number of shares of Common Stock beneficially owned by
          (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a director of the Company, (iii) the executive officers for whom information is included in the Summary Compensation Table, and
          (iv) all persons as a group who are directors and executive officers of the Company, and as to the percentage of outstanding shares held by such persons on that date.

                                                      Amount
                                  Status of        Beneficially       Percent
     Name and Address         Beneficial Owner       Owned(1)       of Class(2)
     ----------------         ----------------      ----------      -----------

     Harvey Krieger            Beneficial          1,115,878(3)         6.6%
       12 Vaughn Drive           Owner of more
       Ramsey, NJ 07446          than 5% of
                                 the Company's
                                 Common Stock


     James R. Stallard        Director                10,000(4)          *
       1601 Chestnut Street
       - TLP 44
       Two Liberty Place
       Philadelphia, PA
       19192


     Brian Magowan            Chairman of the        310,000(5)         1.8%
       18-01 Pollitt Drive    Board and Chief
       Fair Lawn, NJ 07410    Executive
                              Officer


     Earl Gallegos            Director               510,000(6)         3.0%
       18-01 Pollitt Drive
       Fair Lawn, NJ 07410


     Ian Meredith             Director                10,000(7)          *
       18-01 Pollitt Drive
       Fair Lawn, NJ 07410

                                                      Amount
                                  Status of        Beneficially       Percent
     Name and Address         Beneficial Owner       Owned(1)       of Class(2)
     ----------------         ----------------      ----------      -----------

     Mark D. Johnston         Director               205,000(8)(12)     1.2%
       P.O. Box 839
       St. Helier, Jersey
       Channel Islands,
       JE4 9NZ


     Steve Hough              Director                      --           --
       18-01 Pollitt Drive
       Fair Lawn, NJ 07410


     Peter C. Lynch           President and          217,300(9)         1.3%
       18-01 Pollitt Drive    Chief Operating
       Fair Lawn, NJ 07410    Officer of the
                              Company and
                              President and
                              Chief Operating
                              Officer of
                              COVER-ALL
                              Systems, Inc., a
                              Delaware
                              corporation and
                              the Company's
                              subsidiary
                              ("COVER-ALL")


     Raul F. Calvo             Vice President        47,200(10)          *
       18-01 Pollitt Drive       and Chief
       Fair Lawn, NJ 07410       Accounting
                                 Officer


     Software Investments      Beneficial         3,897,306(12)        23.1%
      Limited                    Owner of more
       Abbot Building            than 5% of
       P.O. Box 3186             the Company's
       Main Street               Common Stock
       Road Town
       Tortola, British
        Virgin Islands


     Care Corporation          Beneficial         2,500,000(12)        14.8%
      Limited                    Owner of more
       Abbot Building            than 5% of
       P.O. Box 3186             the Company's
       Main Street               Common Stock
       Road Town
       Tortola, British
        Virgin Islands


     Atlantic Employers        Beneficial            1,238,273          7.3%
      Insurance Company          Owner of more
       1601 Chestnut Street      than 5% of
       Two Liberty Place         the Company's
       Philadelphia, PA          Common Stock
        19192


     All directors and                            1,309,500(11)         7.7%
      executive
      officers as a group
      (consisting
      of 8 persons)


     ---------------
     * Less than one percent.

          (1) Includes options exercisable within sixty (60) days of the date as of which beneficial ownership is determined, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

          (2) Based upon 16,907,522 total outstanding shares of Common Stock on March 31, 1998.

          (3) Includes 22,989 shares owned by Mr. Krieger's wife and minor children, as to which Mr. Krieger disclaims beneficial ownership.

          (4) Represents options to purchase 10,000 shares at an exercise price of $4.50 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors.

          (5) Represents options to purchase 300,000 shares at an exercise price of $1.25 per share pursuant to the Company's 1995 Employee Stock Option Plan and options to purchase 10,000 shares at an exercise price of $2.13 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors.

          (6) Represents options to purchase 500,000 shares at an exercise price of $1.25 per share pursuant to the Company's 1995 Employee Stock Option Plan and options to purchase 10,000 shares at an exercise price of $2.13 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors.

          (7) Represents options to purchase 10,000 shares at an exercise price of $1.94 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors.

          (8) Represents options to purchase 10,000 shares at an exercise price of $4.50 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors and options to purchase 195,000 shares at an exercise price of $2.00 per share pursuant to the Company's 1995 Employee Stock Option Plan.

          (9) Represents options to purchase 12,500 shares at an exercise price of $2.25 per share pursuant to the Company's 1991 Key Employee Stock Option Plan and options to purchase 5,000 shares at an exercise price of $1.75 per share, options to purchase 30,000 shares at an exercise price of $5.00 per share and options to purchase 24,800 shares at an exercise price of $2.00 per share pursuant to the Company's 1995 Employee Stock Option Plan and options to purchase 145,000 shares at an exercise price of $1.5625 per share.

          (10) Represents options to purchase 7,500 shares at an exercise price of $2.25 per share pursuant to the Company's 1991 Key Employee Stock Option Plan and options to purchase 5,000 shares at an exercise price of $1.75 per share, options to purchase 15,000 shares at an exercise price of $5.00 per share, and options to purchase 19,700 shares at an exercise price of $2.00 per share pursuant to the Company's 1995 Employee Stock Options Plan.

          (11) Represents 1,309,500 shares of Common Stock which may be acquired pursuant to the exercise of outstanding stock options.

          (12) See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                        PROPOSAL NO. 1 - ELECTION OF DIRECTORS


               There are six members of the Board of Directors of the Company classified into three classes, with the three-year term of office of each class expiring at the Meeting of Stockholders in successive years, upon the election and qualification of successor classes. The term of office of two directors will expire at the Meeting. The Directors in the class subject to election will be elected to serve for a term of three years or until their successors shall have been elected and qualified.

               The nominees for the class to be elected at the Meeting are James R. Stallard and Ian J. Meredith. Mr. Stallard was named a director of the Company in March 1996, and Mr. Meredith was named a director of the Company in March 1997. In connection with the issuance of the Company's 12 1/2% Convertible Debentures ("the Debentures") in March 1997 to Tandem Capital, Inc. ("Tandem"), an affiliate of Sirrom Capital Corporation, Tandem was provided with the right to require that its nominee be elected to the Board of Directors as a member of the class whose term expires in 1998.
          As of the Record Date, Tandem had exercised such right with the appointment of Steve Hough to the Board of Directors.

               The Company's By-Laws provide for seven members of the Board of Directors. There was one vacancy as of the Record Date.

               Proxies may not be voted for a greater number of persons than the two nominees named. Unless otherwise indicated, all Proxies received will be voted in favor of the election to the Board of Directors of the nominees named above. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), Proxies solicited hereby will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. The nominees for director receiving a plurality of the votes cast at the Meeting shall be elected. Shares represented by Proxy as to which authority to vote for the named nominee is properly "withheld" will not be counted either "for" or "against" in determining a plurality for such nominee.

               The following table lists the names of the directors and the nominees for Director, their ages, their current positions with the Company and the expiration date of their term as director of the Company.


                                                                 Term as
                                                                Director
               Name                        Age       Position    Expires
               ----                        ---       --------    -------

          Brian Magowan   . . . . . . .    56   Chairman of the   2000
                                                 Board of
                                                 Directors and
                                                 Chief
                                                 Executive
                                                 Officer
          Earl Gallegos . . . . . . . .    40   Director          1999
          James R. Stallard . . . . . .    45   Director          1998*
          Mark D. Johnston  . . . . . .    40   Director          1999
          Ian J. Meredith . . . . . . .    49   Director          1998*
          Steve Hough . . . . . . . . .    54   Director          2000



          ---------------
          * Term of class expires at the Meeting. Director indicated is a nominee for re-election.

               Brian Magowan has served as Chairman and Chief Executive Officer of the Company since March 1997. From 1971 until August 1993, Mr. Magowan worked for the Unisys Corporation in various capacities. In his last position with Unisys he was Vice President and General Manager of the Software Products Group. Between September 1993 and March 1997, Mr. Magowan has served as Managing Partner of the consulting firm of Turnbury Associates ("Turnbury"). See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               Earl Gallegos was named a director of the Company in March 1997. Mr. Gallegos is a former Executive Vice President of Operations for Pacific Rim Assurance Company. Mr. Gallegos spent seven years working within all aspects of the workers' compensation insurance company. Within the last three years, Mr. Gallegos founded his own consulting firm in which he performs management consulting within the insurance and software industries. Some of his larger projects include implementation and management of a software system to support a statewide managed care program and the founding of a twenty-four hour managed care company in the state of California. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS."

               James R. Stallard was elected a director of the Company in 1996. Mr. Stallard joined CIGNA Property and Casualty in August 1994 as a Vice President. Mr. Stallard has held a variety of management positions in underwriting, administration and systems in the property and casualty insurance industry for nearly 25 years, and for 21 years was employed by Transamerica Insurance Company (now known as TIG). Mr. Stallard was elected to the Board of Directors of the Company pursuant to a Restructuring Agreement dated as of March 1, 1996 among the Company and several customers and parties to two lawsuits. Under the Restructuring Agreement, the Company agreed to elect to its Board of Directors one designee selected by a majority in amount of the settlement shares issued pursuant to the Restructuring Agreement. Mr. Stallard, as designee, was elected as a director in the Class of 1998 and will be subject to reelection at the Company's 1998 Annual Meeting of Stockholders. Beginning with the 1998 Annual Meeting, the Company will include Mr. Stallard, or any successor designee selected by a majority in amount of the settlement shares issued pursuant to the Restructuring Agreement, as a nominee in management's slate of directors for such annual meeting, and the Company shall recommend to its stockholders the election of such designee or successor as a director. In the event that such designee is not elected as a director at the 1998 Annual Meeting, the Company shall, following said meeting, elect the designee to its Board of Directors to serve for a period equal to the remainder of the three-year period and amend its By-Laws to create any vacancy, if required. The Company further agreed that if the designee dies or resigns, his successor will be designated a director. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               Mark D. Johnston was elected a director of the Company in 1996 and served as Chief Financial Officer in 1997 on an interim basis until John R. Nobel was named Chief Financial Officer on January 22, 1998. Mr. Johnston is an executive director of Software Investments Limited ("SIL") and Care Corporation Limited ("Care"), both of which are British Virgin Islands companies.
          For the past 6 years his responsibilities have been centered on treasury operations, including currency management and management of investments in international bonds, equities and derivatives. Mr. Johnston has also been involved in the development of educational software for use on multimedia personal computers for the past five years and has gained considerable experience in the rapid changes occurring in the computer industry. Mr. Johnston is also a director of International Insurance Technologies, Inc., a software consulting company in Tampa, Florida. Mr. Johnston was elected to the Board of Directors pursuant to the terms of a Stock Purchase Agreement dated as of March 31, 1996 among the Company, SIL and Care. Under the Stock Purchase Agreement, the Company agreed to elect Mr. Johnston as a director in the Class of 1996 as the designee of SIL and Care. The Company further agreed that a designee, which may be Mr. Johnston or a successor designated by SIL and Care, shall be included as one of the management nominees for director of the Company at each meeting of stockholders, beginning with the 1996 Annual Meeting, and that if the designee is not elected at the 1996 Annual Meeting or any subsequent annual meeting called for the purpose of reelecting or electing such class of directors, the Company shall, following such meeting, elect the designee to its Board of Directors to serve for a period equal to the remainder of the term of such class of directors and amend its By-Laws to create any vacancy, if required. The Stock Purchase Agreement further stipulates that if, at any time, any designee shall decline or be unable to serve as a director of the Company, another designee shall be elected as a director to fill the vacancy thus created. Each designee shall have all voting and other rights provided to directors of the Company generally. The Company shall be required to comply with the Stock Purchase Agreement for as long as SIL and Care collectively hold an aggregate of 20% or more of the issued and outstanding shares of the Company's Common Stock. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

             Ian J. Meredith was named a director of the Company in March 1997. Mr. Meredith is the Chief Executive Officer of International Insurance Technologies, Inc., a software consulting company headquartered in Tampa, Florida. His primary responsibility is to promote marketing and sales of insurance software internationally. Mr. Meredith is a director of Care Systems Corporation, a Delaware corporation and an affiliate of Care ("CSC"), specializing in software and services to the workers' compensation industry in the United States. In 1992, Mr. Meredith, as CEO and Chairman, founded CSC to develop proprietary software for the insurance and employer markets.

             Steve Hough was named a director of the Company in December 1997. Mr. Hough is President of Tennecom Holdings, Inc. ("THI"), a company which serves as the management arm for several computer sales and service companies and as an incubator for new business ventures. Mr. Hough established and has run Tennecom, Inc., a computer sales and service company, since 1982. From 1982 to 1997, Mr. Hough established several subsidiaries and sister companies of THI that develop software, refurbish and resell IBM computer equipment and provide professional services in AS/400 and Client Server systems. Prior to 1982, Mr. Hough set up a computer leasing division for Pearl Equipment Co., created Computer Marketing of America, a computer sales company which he sold to a partner in 1982, and worked for IBM in various capacities.

             In addition to Mr. Magowan who is the Chief Executive Officer of the Company, Peter C. Lynch is the President and Chief Operating Officer of the Company and President and Chief Operating Officer of COVER-ALL, John R. Nobel is the Chief Financial Officer of the Company, Raul F. Calvo is the Vice President and Chief Accounting Officer of the Company and Ann F. Massey is the Secretary of the Company.

             Peter C. Lynch (age 37) is presently the President and Chief Operating Officer of the Company and the President and Chief Operating Officer of COVER-ALL, and has served as such since June 1996. Mr. Lynch joined the Company as Vice President of Sales and Marketing of COVER-ALL in July 1994. He was appointed President and Chief Operations Officer of COVER-ALL in 1995. Prior to joining the Company, Mr. Lynch held various sales and operations positions within AT&T as part of their executive development program.

             John R. Nobel (age 44) has served as Chief Financial Officer of the Company since January 22, 1998. From 1991 to December 1997, Mr. Nobel held controller positions with Chartwell Leisure, Inc. and Prime Hospitality Company. Mr. Nobel is a Certified Public Accountant and was employed by Arthur Young & Co. from 1983 to August 1986.

             Raul F. Calvo (age 68) has served as the Company's Vice President since March 1996. From 1989 until February 1996, Mr. Calvo served as the Director of Operations and Vice President for the JUA/MTF program, the automobile insurance assigned risk pool of the State of New Jersey. In 1994, Mr. Calvo was appointed Chief Financial Officer and Treasurer of COVER-ALL, and in August 1995 he was appointed Chief Accounting Officer for the Company.

             Ann F. Massey (age 40) has served as the Company's Corporate Secretary since April 1997. In March 1997, Ms. Massey was appointed Controller of the Company and in March 1996, she was appointed Assistant Treasurer of the Company. From 1994 until February 1996, Ms. Massey served as Assistant Controller for the insurance services division of the Company. Prior to 1994, Ms. Massey served as the Company's Accounting Manager.

                          BOARD OF DIRECTORS AND COMMITTEES


             There were 14 meetings of the Board of Directors of the Company held during the last fiscal year. All current directors attended at least 75% of the total number of meetings of the Board and all committee meetings of the Board on which the director served. In addition, the Board acted by unanimous written consent on two occasions.

             The Board of Directors has standing Compensation and Audit Committees. The full Board of Directors administers each of the 1994 Non-Qualified Stock Option Plan for Consultants, the 1994 Stock Option Plan for Independent Directors and the 1995 Employee Stock Option Plan, as amended (collectively, the "Stock Option Plans"). Although the Company is no longer granting options under the 1991 Key Employee Stock Option Plan, there still remain outstanding options under such plan. The Company does not have a standing nominating committee.

             The present members of the Compensation Committee are Messrs. Magowan and Gallegos. The principal functions of the Compensation Committee are to review current and proposed employment arrangements with existing and prospective senior employees. During the fiscal year ended December 31, 1997, the Compensation Committee met on one occasion.

             The present members of the Audit Committee are Messrs. Stallard, Gallegos and Johnston. The Audit Committee's principal functions are (i) to consider matters relating to the administration and audit of the Company's accounts and its financial affairs; (ii) to supervise the Company's relationship with its independent auditors; (iii) to recommend the appointment of independent auditors and (iv) to meet with Company personnel as it deems appropriate to carry out its functions. During the fiscal year ended December 31, 1997, the Audit Committee did not meet.

             In administering the Stock Option Plans, the Board of Directors' principal function is to administer the respective plans, including selecting the employees, consultants and directors to whom options will be granted, determining the number of options to be granted to any such employee, consultant or director when options are to be granted, the terms of the options and any conditions to be attached to the options and establishing rules and regulations for the administration of the respective plans.


                                CERTAIN RELATIONSHIPS
                               AND RELATED TRANSACTIONS


             In March 1996, the Company entered into a series of agreements which provided for the transfer and discontinuance of its Insurance Services Division ("ISD") operations and the issuance of the Company's Common Stock and warrants to purchase Common Stock (the "Restructuring Warrants") to (i) certain customers of the ISD business in exchange for the release of the Company from its obligations to provide insurance services to ISD customers and (ii) The Robert Plan Corporation in exchange for the settlement and dismissal of lawsuits with The Robert Plan Corporation.

             As part of the restructuring transactions (the "Restructuring"), the Company transferred certain assets, employees, contracts and leased premises relating to its ISD business to a subsidiary of The Robert Plan Corporation, which has replaced the Company as the provider of insurance services to the ISD customers. In exchange for settling the lawsuits, releasing the Company's obligations to provide insurance services under its contracts and executing the mutual releases, the Company issued to certain of the ISD customers and certain parties to the litigation: (a) a total of 3,256,201 shares of the Company's Common Stock, (b) five-year Restructuring Warrants to purchase up to an additional aggregate of 1,553,125 shares of the Company's Common Stock at $2.00 per share, and (c) cash of

          $2.5 million. The Company had the option, exercisable for a period of six months (from March 1, 1996), to (i) purchase 50% of the aforementioned 3,256,201 shares at a cash price equal to the greater of $3.00 or 50% of the then market price of a share of the Company's Common Stock, and (ii) acquire 50% of the 1,553,125 Restructuring Warrants at a cash price equal to $1.00 per Warrant. As discussed below, on March 31, 1996, the Company assigned this purchase option to SIL, which SIL subsequently exercised. As a result of the SIL and Care transactions of March 31, 1996 described below, the antidilution provisions of the Restructuring Warrants required an adjustment of shares to 1,725,694 from 1,553,125 and a price adjustment to $1.80 from $2.00 per share. Further, as a result of the issuance of the Debentures to Tandem on March 31, 1997, the remaining Restructuring Warrants required an adjustment of shares to 902,979 and a price adjustment to $1.72 per share.

             As part of the restructuring, Atlantic Employers Insurance Company ("AEIC"), a CIGNA Property and Casualty company and ISD customer, initially acquired 2,476,547 shares of the Company's Common Stock, Restructuring Warrants to purchase 1,181,250 shares and $675,000 in cash as part of the Restructuring, and on the Record Date held 1,238,273 of the shares and 656,250 of the such warrants. James R. Stallard, Vice President of CIGNA Property and Casualty, was designated as a director of the Company pursuant to the terms of the Restructuring Agreement.

             On March 31, 1996, the Company entered into a series of transactions with SIL and Care whereby the Company: (A) sold to SIL for total proceeds of $3,022,391: (i) 1,412,758 shares of the Company's Common Stock for $2.00 per share, and (ii) five-year warrants (the "SIL Warrants") to purchase an aggregate of 196,875 shares of the Company's Common Stock, exercisable at $2.00 per share, for $1.00 per SIL Warrant ($196,875), and (B) assigned to SIL the rights it retained in the Restructuring to repurchase within six months 1,628,100 shares of the Company's Common Stock for the greater of $3.00 per share or 50 percent of the then market price of the Company's Common Stock and its rights to purchase from the warrantholders for $1.00 per warrant, Restructuring Warrants to acquire 776,562 shares of the Company's Common Stock at $2.00 per share which was subsequently exercised by SIL. As a result of the SIL investment, the antidilution provisions of the Restructuring Warrants purchased by SIL required an adjustment from 776,562 shares at $2.00 share to 862,847 shares at $1.80 per share. As a result of the issuance of the Debentures to Tandem on March 31, 1997, the SIL Warrants required an adjustment of shares to 206,152 and a price adjustment to $1.91 per share.

             On March 31, 1996, the Company was granted by Care the exclusive license for the Care software systems for use in the worker's compensation claims administration markets in Canada, Mexico and Central and South America (the "Care Software License"). In exchange for this license, the Company issued to Care 2,500,000 shares of the Company's Common Stock at $2.00 per share to value the license at $5,000,000 at March 31, 1996. The license agreement was revised on March 14, 1997 to provide for the engagement of Care as the Company's exclusive sales agent for a monthly fee of $10,000 against commissions of 20%. In accordance with such engagement of Care as the Company's exclusive agent, the Company paid Care approximately $90,000 in the 1997 Fiscal Year.

             On March 31, 1998, as a result of a strategic decision by the Company to allocate its future resources to its TAS 2000 and Classic product line, the Company entered into a buy back of the Care Software License while acquiring worldwide reseller rights (excluding Australia, New Zealand and the United States). In consideration for the buy back of the Care Software License by Care, the Company received $500,000 on March 31, 1998 and a $4,500,000 non-interest bearing note, payable in semi-annual installments of $500,000 which, when discounted, results in a principal amount of the note of $3,893,054. The discounted note is collateralized by unencumbered Cover-All stock owned by Care. The number of shares required as collateral will vary, such that the market value of the shares held as collateral must equal 150% of the outstanding balance. The number of shares required as collateral will be adjusted at each payment date based on the market price of the Company's shares and the balance outstanding on the date. Based on the market price of the Company's stock on March 30, 1998, approximately 1,700,000 shares were pledged as collateral.

             Pursuant to the terms of the agreement consummated in connection with the buy back of the Care Software License, the Company has retained nonexclusive rights as well as reseller rights to the Care Software License, for which the Company is not required to pay a license fee to Care. In addition, pursuant to the Care Software License buy back, the Company granted to Care the non-exclusive right to sell its TAS 2000 software and Classic product line outside of the United States, relieving the Company of paying to Care an agency fee, as well as reducing marketing expense to the Company.

             Based on the above, and due to the related party nature of the Care Software License buy back agreement, the Company recorded the $1,143,054 difference between the carrying value of the Care Software License of $3,250,000 at December 31, 1997, and the discounted $4,393,054 buy back agreement to capital in excess of par value in the first quarter of 1998.

             SIL is controlled by The Software Trust, a Jersey, Channel Islands Discretionary Settlement, which owns all of the issued capital of SIL as its sole asset. The Care Trust, a Jersey, Channel Islands Discretionary Settlement, owns a majority interest in the issued capital of Care as its sole asset. The beneficiaries of both The Software Trust and The Care Trust are the family interests of Mark D. Johnston. Mr. Johnston is an executive director of each of SIL and Care, but does not have a direct interest in either The Software Trust or The Care Trust. In March 1997, Mark D. Johnston was appointed Chief Financial Officer of the Company on an interim basis, and served in such a capacity until January 22, 1997. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS."

             In March 1997, the Company engaged Brian Magowan as Chief Executive Officer of the Company with compensation to be paid by the Company to Turnbury, the consulting firm of which Mr. Magowan
          is a managing partner.   See "COMPENSATION OF EXECUTIVE OFFICERS
          AND DIRECTORS - EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS."

             In March 1997, the Company engaged Earl Gallegos, a director of the Company, as a consultant. As of January 1998, Mr. Gallegos is no longer a consultant of the Company. See
          "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS."

             The Company paid Turnbury, the consulting firm which Mr. Magowan is a managing partner, approximately $82,000 in the 1997 Fiscal Year for professional services provided to the Company.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
          1934

             Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company believes that, during the fiscal year ended December 31, 1996, its executive officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.

                   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

          EXECUTIVE COMPENSATION

             The following table summarizes all compensation earned or paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996 and 1995.


                                                     ANNUAL COMPENSATION
                                             ----------------------------------
                                                                       OTHER
                                                                      ANNUAL
               NAME AND                                               COMPEN-
          PRINCIPAL POSITION         YEAR      SALARY       BONUS     SATION
          ------------------         ----      ------       -----     ------

     Brian Magowan                   1997     $    --      $   --   $235,800
       Chairman of the               1996          --          --    139,500(1)
        Board and Chief              1995          --          --    119,400(1)
        Executive Officer

     Mark D. Johnston                1997          --          --    37,500
                                                                     3,000 Board
       Director and Former           1996          --          --      Fees
        Interim Chief                1995          --          --       --
        Financial Officer

     Peter C. Lynch                  1997     178,327          --    17,452
       President and Chief           1996     157,762          --    53,510
        Operating Officer of         1995     154,578          --       --
        the Company and
        President and Chief
        Operating of
        COVER-ALL

     Raul F. Calvo                   1997     131,250        5,000   24,486
       Vice President                1996     136,800          --       --
                                     1995     114,423          --       --

     Alfred J. Moccia                1997      30,192          --       --
      Former Chairman of             1996     120,000          --       --
       the Board and                 1995      45,385          --       --
       Chief Executive
       Officer



                                        LONG TERM COMPENSATION(1)
                                     -----------------------------------------
                                             AWARDS          PAYOUTS
                                     ---------------------  ---------    ALL
                                     RESTRICTED SECURITIES              OTHER
            NAME AND                    STOCK   UNDERLYING    LTIP     COMPEN-
       PRINCIPAL POSITION     YEAR    AWARD(S)    OPTIONS    PAYOUTS    SATION
       ------------------     ----    --------    -------    -------    ------
     Brian Magowan            1997         --     410,000        --    $    --
       Chairman of the        1996         --          --        --         --
        Board and Chief       1995         --          --        --         --
        Executive Officer

     Mark D. Johnston         1997         --     195,000        --         --
       Director and Former    1996         --      10,000        --         --
        Interim Chief         1995         --          --        --         --
        Financial Officer

     Peter C. Lynch           1997         --     145,000        --         --
       President and Chief    1996         --      54,800        --         --
        Operating Officer     1995         --      55,000        --         --
        of the Company and
        President and Chief
        Operating of
        COVER-ALL

     Raul F. Calvo            1997         --          --        --         --
       Vice President         1996         --      34,700        --         --
                              1995         --      35,000        --         --

     Alfred J. Moccia         1997         --          --        --         --
      Former Chairman of      1996         --          --        --         --
       the Board and          1995         --          --        --         --
       Chief Executive
       Officer

          ---------------

          (1) Represents amounts paid to Turnbury, the consulting firm of which Mr. Magowan is a manager partner, pursuant to consulting arrangements between the Company and Turnbury which were terminated as of March 14, 1997, the date on which Mr. Magowan was engaged as Chief Executive Officer of the Company.

          GRANTS AND EXERCISES OF STOCK OPTIONS

               The following table sets forth certain information with respect to stock options granted during the 1997 fiscal year to the executive officers of the Company listed in the Summary Compensation Table. The table also discloses the gain or "spread" that would be realized if the options granted were exercised on the expiration date assuming the Company's stock price had appreciated by the percentage levels indicated annually from the market price on the date of grant.


                                     INDIVIDUAL GRANTS
                            ------------------------------------
                                            % OF TOTAL
                                             OPTIONS
                               NUMBER OF    GRANTED TO
                              SECURITIES    EMPLOYEES
                              UNDERLYING        IN
                                OPTIONS       FISCAL   EXERCISE  EXPIRATION
          NAME                  GRANTED        YEAR      PRICE      DATE
          ----                -----------     ------     -----   ----------
          Brian Magowan         400,000       28.4%     $1.25     4/29/02
                                 10,000        0.7%      2.13     3/14/02
          Mark D. Johnston      195,000       13.8%      2.00     4/29/02
          Peter C. Lynch        145,000       10.3%      1.56     4/29/02
          Raul F. Calvo           --            --        --         --
          Alfred J. Moccia        --            --        --         --


                                POTENTIAL REALIZABLE VALUE AT ASSUMED
                                     ANNUAL RATES OF STOCK PRICE
                                             APPRECIATION
                                           FOR OPTION TERM
                                --------------------------------------


          NAME                          5%                   10%
          ----                          --                   ---
          Brian Magowan              $140,000              $304,000
                                        5,900                13,000
          Mark D. Johnston            107,250               237,900
          Peter C. Lynch               62,350               137,750
          Raul F. Calvo                 --
          Alfred J. Moccia              --                    --


             The following table sets forth outstanding stock options held by the executive officers of the Company listed in the Summary Compensation Table at December 31, 1997.

                                                NUMBER OF
                                                SECURITIES        VALUE OF
                                                UNDERLYING       UNEXERCISED
                                               UNEXERCISED      IN-THE-MONEY
                                                OPTIONS AT       OPTIONS AT
                                                  FISCAL         FISCAL YEAR-
                       NUMBER OF                 YEAR-END          END(1)
                        SHARES                     (#)              ($)
                       ACQUIRED                - - - - - -       - - - - - -
                          ON      VALUE        EXERCISABLE/      EXERCISABLE/
           NAME       EXERCISE  REALIZED($)   UNEXERCISABLE     UNEXERCISABLE
           ----       --------  -----------  ---------------   ---------------
     Brian Magowan       --        --        210,000/200,000   556,100/538,000
     Mark D. Johnston    --        --              205,000/0         378,300/0
     Peter C. Lynch      --        --         207,300/10,000         425,287/0
     Raul F. Calvo       --        --           42,200/5,000          61,843/0
     Alfred J. Moccia    --        --                    --                --

          ---------------

          (1) Based upon the fair market value, $3.94, of the Company's Common Stock on December 31, 1997 on The Nasdaq SmallCap Market, options were "in the money."

          EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS

               The Company entered into a new employment agreement with Peter C. Lynch dated as of March 1, 1998, whereby the Company agreed to continue to retain Peter C. Lynch as President of the Company. The employment agreement expires on February 28, 1999 and provides for compensation of $190,000 plus bonus.

               On April 1, 1996, the Company and COVER-ALL entered into an employment agreement with Raul F. Calvo, Vice President and Chief Accounting Officer of the Company. The employment agreement expires on December 31, 1998 and provides for compensation at the annual rate of $131,250. The employment agreement may be renewed for successive one year terms jointly by the Company and Mr. Calvo by providing written notice of renewal to each other at least 90 days prior to the expiration of the then current term.

               In March 1997, the Company engaged Brian Magowan as Chief Executive Officer of the Company. Pursuant to a compensation package amended by the Board of Directors on April 29, 1997, the Company paid Turnbury, the consulting firm of which Mr. Magowan is a managing partner, $12,500 per month, plus expenses, for services rendered by Mr. Magowan. Additionally, the Company granted Mr. Magowan five year options to purchase 400,000 shares of Common Stock, exercisable at $1.25 per share. As of March 1, 1998, the Company entered into a services agreement with Turnbury, whereby the Company, effective as of January 1, 1998, agreed to continue to retain Mr. Magowan as Chief Executive Officer of the Company. The services agreement expires on December 31, 1998 and provides for a retention fee consisting of an annual fee of $150,000, payable in equal monthly installments plus a bonus based upon the financial results of the Company.

               In March 1997, the Company engaged Mark D. Johnston as Chief Financial Officer of the Company on an interim basis, and he served in such a capacity until January 22, 1998. Pursuant to a compensation package amended by the Board of Directors on April 29, 1997, as compensation for Mr. Johnston's services, the Company granted Mr. Johnston five year options to purchase 195,000 shares of Common Stock, exercisable at $2.00 per share.

               In March 1997, the Company engaged Earl Gallegos, a director of the Company, as a consultant with an engagement period through January 15, 1998. The engagement provides for Mr. Gallegos to devote his full business time to performing consulting services for the Company no less than eight days per month. Pursuant to a compensation package amended by the Board of Directors on April 29, 1997, as compensation for Mr. Gallegos' services, the Company granted Mr. Gallegos five year options to purchase 25,000 shares of Common Stock, exercisable at $1.25 per share. Mr. Gallegos also received a bonus consisting of five year options to purchase an additional 250,000 shares of Common Stock, exercisable at $1.25 per share as a result of the Company achieving certain sales goals in fiscal 1997. Mr. Gallegos' engagement expired on January 15, 1998.

               In January 1998, the Company engaged Dalia Ophir as Chief Technology Officer of the Company. The employment agreement expires on December 31, 2000 and provides for compensation at the annual rate of $180,000 plus bonus. The agreement provides Ms. Ophir with incentive stock options to purchase 150,000 shares of Common Stock, exercisable at $4.00 per share, pursuant to the Company's 1995 Employee Stock Option Plan. The employment agreement may be renewed for successive one year terms jointly by the Company and Ms. Ophir by providing written notice of renewal to each other at least thirty (30) days prior to the expiration of the then current term.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               During fiscal year 1997, the Compensation Committee consisted of Alfred J. Moccia, Leonard Gubar and Peter R. Lasusa, all of whom resigned as directors of the Company in March 1997. Mr. Moccia also served as Chairman of the Board and Chief Executive Officer of the Company until March 1997. Mr. Gubar is a partner of Reid & Priest LLP, which performed legal services for the Company during the fiscal year ended December 31, 1997 and the Company expects that such law firm will render legal services to the Company in the future. During fiscal year 1997, the Compensation Committee consisted of Messrs. Magowan and

          Johnston. The present compensation Committee consists of Messrs. Magowan and Gallegos. Mr. Magowan serves as the Chairman of the Board and Chief Executive Officer of the Company. Mr. Johnston served as a director and as the Chief Financial Officer of the Company on an interim basis until mid-January 1998. Mr. Johnston is also an executive director of each of SIL and Care. Other than as disclosed, no executive officer of the Company had any relationship reportable under the Compensation Committee Interlock regulations during 1997. Mr. Gallegos serves as a director of the Company and also served as a consultant to the Company during 1997.

          COMPENSATION OF DIRECTORS

               In 1997, the Company's outside directors received no compensation for their services as directors of the Company.


               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               The compensation program developed by the Compensation Committee has required management to set goals at the beginning of each fiscal year for increasing income before taxes from the previous year in order to evaluate management's performance. Salary increases for each fiscal year have been based upon the Company attaining the earnings performance targets for the preceding fiscal year, unusual achievements, and cost of living. Bonuses, if any, are divided among the executive group after evaluation of each individual's performance, in consultation with senior management. Option grants are similarly based. The Chairman of the Board and Chief Executive Officer of the Company is separately evaluated by the Committee which takes into consideration overall Company performance in attaining established targets for income before taxes and developing and achieving short term and long term goals for the Company's business. For the 1997 Fiscal Year, bonuses were paid to certain employees and to the Chief Executive Officer on the basis of the 1997 performance of the Company.

               In 1997, the full Board of Directors of the Company entered into (i) a consulting agreement with Turnbury, to engage Mr. Magowan as Chairman and Chief Executive Officer of the Company, pursuant to which, the Company will pay Turnbury $12,500 per month, plus expenses, five-year options to purchase 400,000 shares of Common Stock, exercisable at $1.25 per share and a bonus payment of $100,000 if the Company achieves projected sales goals for the 1997 Fiscal Year, (ii) an agreement to engage Mark
          D. Johnston as Chief Financial Officer of the Company on an interim basis by granting Mr. Johnston five-year options to purchase 195,000 shares of Common Stock, exercisable at $2.00 per share, representing 30,000 shares for each month during which Mr. Johnston has been engaged to act as Chief Financial Officer through the end of his engagement term of September 30, 1997, and
          (iii) a consulting agreement with Earl Gallegos, a director of the Company, with a term of engagement through January 15, 1998, and providing compensation consisting of five-year option to purchase 25,000 shares of Common Stock, exercisable at $1.25 per share, with respect to each month during which Mr. Gallegos performs consulting services and an additional 250,000 shares of Common Stock, exercisable at $1.25 per share, as a result of the Company achieving certain sales goals in the 1997 Fiscal Year.

               This report was furnished by Messrs. Magowan and Gallegos, members of the Compensation Committee.

          PERFORMANCE GRAPH


               Displayed below is a graph which compares the cumulative total stockholder returns (including reinvestment of dividends) from the period from October 31, 1992 through December 31, 1997 on an investment of $100 in (i) the Company's Common Stock, (ii) the Russell 2000 Index (an index of small capitalization companies), and (iii) a peer group. Stockholders are advised that historical results are not necessarily indicative of future performance.


                                       CUMULATIVE TOTAL RETURN
                        -----------------------------------------------------
                        10/31/  10/31/  12/31/  12/31/  12/31/  12/31/  12/31/
                          92      93      93      94      95      96      97

     COVER-ALL
     TECHNOLOGIES
     INC.  COVR          100      66      59      28      18      18      47
     Russell 2000        100     132     132     130     167     195     238
     Peer Group          100      62      71      91     179     214     347

                                       AUDITORS

             The Company's independent public auditors are Moore Stephens, P.C., Cranford, New Jersey. A representative of Moore Stephens, P.C. will be present at the Meeting and available to respond to appropriate questions and, in addition, such representative will be given an opportunity to make a statement at the Meeting if the representative desires. At a meeting held on August 4, 1997, the Board of Directors of the Company approved the engagement of Moore Stephens, P.C. as its independent auditors for the fiscal year ending December 31, 1997 to replace Ernst & Young LLP, who were dismissed as auditors of the Company effective August 4, 1997. Proposals for performing the audit services were received from both firms, and the change was made for cost-saving reasons. The members of the Company's audit committee approved the change.

             The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

             In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1995 and 1996, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young to make reference to the matter in their report.

                                    ANNUAL REPORT

             All stockholders of record as of April 27, 1998 have or are currently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 1997 (the "Annual Report") which contains audited financial statements of the Company and complies with all of the disclosure requirements of the Company's 1997 Annual Report on Form 10-K as filed with the Securities and Exchange Commission ("SEC"). The Annual Report is deemed to be part of the material for the solicitation of Proxies.

             THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON APRIL 27, 1998 WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY, COVER-ALL TECHNOLOGIES INC., 18-01 POLLITT DRIVE, FAIR LAWN, NEW JERSEY 07410.

                                STOCKHOLDER PROPOSALS

             Stockholder proposals must be received by December 31, 1998 in order to be considered for inclusion in Proxy materials distributed in connection with the next annual meeting of stockholders. All such proposals should be in compliance with applicable SEC regulations.

                                    MISCELLANEOUS

             All of the costs and expenses in connection with the solicitation of Proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of Proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of Proxies by telephone, telegram or personal interview.

             It is important that Proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                 By Order of the Board of Directors

                                 ANN F. MASSEY
                                  Secretary



        Date:  April 30, 1998

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             COVER-ALL TECHNOLOGIES INC.



               The undersigned, a stockholder of COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company"), does hereby appoint Brian Magowan and John Nobel and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on June 18, 1998 at 9:00 a.m., local time, and at any adjournment or adjournments thereof, all of the shares of the Company's Common Stock that the undersigned would be entitled to vote if personally present.

               The undersigned hereby instructs said proxies or their substitutes:

          1. TO ELECT A CLASS OF DIRECTORS CONSISTING OF TWO DIRECTORS TO SERVE FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS SHALL HAVE BEEN DULY ELECTED AND QUALIFIED:

               [ ]  Vote FOR the             [ ]  WITHHOLD AUTHORITY to
                    nominees listed below         vote for the nominees
                                                  listed below

                     NOMINEE:  James R. Stallard, Ian J. Meredith

          2. DISCRETIONARY AUTHORITY: TO VOTE WITH DISCRETIONARY AUTHORITY WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.


                              (continued, and to be signed on reverse side)

                             (continued from other side)


               THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED FOR PROPOSAL 1.

                                        Please sign exactly as your name
                                        appears hereon.  If stock is held
                                        jointly, signature should include
                                        both names.  Administrators,
                                        Trustees, Guardians and others
                                        signing in a representative
                                        capacity, please give your full
                                        titles.


                                        Dated:                       , 1998
                                              -----------------------


                                                                     (L.S.)
                                        -----------------------------


                                                                     (L.S.)
                                        -----------------------------
                                                  Signature(s)


          Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.